As filed with the Securities and Exchange Commission on July 27, 2020

Registration No. 333-240097

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WiMi Hologram Cloud Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7310	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

No. 6, Xiaozhuang, #101A, Chaoyang District, Beijing

the People’s Republic of China 100020

+86-10-5338-4913

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yang Ge, Esq. DLA Piper UK LLP 20th Floor, South Tower, Kerry Center No. 1 Guanghua Road, Chao Yang District Beijing, People’s Republic of China 100020 Tel: (86)-(10)-8520-0616	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel: (212) 653-8700

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(2)(3)		Amount of registration fee
Class B ordinary shares, par value US$0.0001 per share(1)	US$	51,534,000	US$	6,689.11
Underwriter Warrants		—		—
Class B ordinary shares underlying Underwriter Warrants(4)	US$	1,610,490	US$	209.04
Total	US$	53,144,490	US$	6,898.51

(1)	American depositary shares issuable upon deposit of Class B ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-232665). Each American depositary share represents two Class B ordinary shares.

(2)	Includes Class B ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class B ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)	We have agreed to issue, on the closing date of this offering, warrants to the representatives of the underwriters in an amount up to 2.5% of the aggregate number of Class B ordinary shares that we sell in this offering (the “Underwriter Warrants”). The exercise price of the Underwriter Warrants is equal to 125% of the price of the Class B ordinary shares offered hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

WiMi Hologram Cloud Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form F-1 (Registration Statement No. 333-240097) (the “Registration Statement”) to revise the Calculation of Registration Fee table. Accordingly, this Amendment consists only of the facing page, this explanatory note, the Calculation of Registration Fee table and the signature page. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on July 27, 2020.

WiMi Hologram Cloud Inc.

By:	/s/ Fanhua Meng
Name:	Fanhua Meng
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS , that each person whose signature appears below does hereby constitute and appoint Fanhua Meng as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jie Zhao	Chairman of the Board of Directors	July 27, 2020
Jie Zhao

/s/ Fanhua Meng	Chief Executive Officer and Director	July 27, 2020
Fanhua Meng

/s/ Yanghua Yang	Chief Financial Officer	July 27, 2020
Yanghua Yang

/s/ Chengwei Yi	Director	July 27, 2020
Chengwei Yi

/s/ Yuanyuan Liu	Independent Director	July 27, 2020
Yuanyuan Liu

/s/ Zhao Hongtao	Independent Director	July 27, 2020
Zhao Hongtao

/s/ Michael W. Harlan	Independent Director	July 27, 2020
Michael W. Harlan

/s/ Shan Cui	Independent Director	July 27, 2020
Shan Cui

By:	/s/ Fanhua Meng
Name:	Fanhua Meng
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of WiMi Hologram Cloud Inc., has signed this registration statement or amendment thereto in Newark, Delaware on July 27, 2020.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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